CUSIP NO. 21254S503	13 D	Page 15 of 17 Pages

exhibit B

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Finjan Holdings, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: June 11, 2013

BCPI I, L.P., a Delaware limited partnership

By:	BCPI PARTNERS I, L.P., a Delaware limited partnership
Its:	General Partner

By:	BCPI Corporation, a Delaware corporation
Its:	General Partner

By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Officer

BCPI PARTNERS I, L.P., a Delaware limited partnership

By:	BCPI Corporation, a Delaware corporation
Its:	General Partner

By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Officer

BCPI CORPORATION, a Delaware corporation

By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Officer

MICHAEL EISENBERG
ARAD NAVEH

By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Attorney-in-Fact